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                                SELLING AGREEMENT

              VARIABLE RATE CUMULATIVE PREFERRED STOCK, SERIES E-7


         This Agreement is made as of the 31st day of October, 2001, by and between METROPOLITAN MORTGAGE & SECURITIES CO., INC., a Washington corporation ("Metropolitan") and METROPOLITAN INVESTMENT SECURITIES, INC., a Washington corporation (the "Selling Agent").

         WHEREAS, Metropolitan proposes to issue and sell up to 6,000,000 shares of Variable Rate Cumulative Preferred Stock, Series E-7, par value $2.50 per share (the "Preferred Stock"), pursuant to a Registration Statement (or Registration Statements), and a Prospectus (or Prospectuses) constituting a part thereof, filed under the Securities Act of 1933, as amended (the "Securities Act"); and

         WHEREAS, the Selling Agent, for good and valuable consideration, the receipt of which is hereby acknowledged, desires to assist in the sale of the Preferred Stock upon the terms and in reliance upon the representations, warranties and agreements set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       APPOINTMENT OF SELLING AGENT.

         Metropolitan hereby appoints the Selling Agent as its agent to offer and sell the Preferred Stock at the prices and in the manner described in the Prospectus and in compliance with the terms and conditions thereof. Metropolitan agrees to provide the Selling Agent with such number of Prospectuses as it reasonably requests to enable it to offer the Preferred Stock and authorizes the Selling Agent to distribute the Prospectuses.

         2.       UNDERTAKING OF SELLING AGENT.

         The Selling Agent agrees to use its best efforts to sell the Preferred Stock on the terms stated herein and in the Prospectus and to notify Metropolitan of the number of shares of Preferred Stock with respect to which subscription agreements have been executed by subscribers. It is understood that the Selling Agent has no commitment to sell the Preferred Stock other than to use its best efforts. The Selling Agent will deliver all cash and checks received from subscribers to Metropolitan by noon of the next business day following receipt. All checks received by the Selling Agent from subscribers shall be made payable to Metropolitan.

         The Selling Agent will not maintain discretionary customer accounts and undertakes that it will not in any event make discretionary purchases of the Preferred Stock for the accounts of customers.

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         3.       AMENDMENT OF THE REGISTRATION STATEMENT AND PROSPECTUS.

         Metropolitan agrees, at its expense, to amend or supplement the Registration Statement or the Prospectus and to provide the Selling Agent with sufficient copies thereof for distribution as contemplated in the Registration Statement or the Prospectus or otherwise for purposes contemplated by federal and state securities laws, if (i) the Selling Agent advises Metropolitan that in its opinion and that of its counsel, such amendment or supplement is necessary or advisable, or (ii) such amendment or supplement is necessary to comply with federal or state securities laws or the rules or regulations promulgated thereunder or is necessary to correct any untrue statement therein or eliminate any material omissions therein which make any of the statements therein misleading. The representation, warranties, and obligations to indemnify all parties thereto contained herein relating to the Registration Statement or the Prospectus shall attach to any such amendment or supplement.

         4.       UNDERTAKINGS OF METROPOLITAN.

         Metropolitan will promptly notify the Selling Agent in the event of the issuance by the Securities and Exchange Commission ("SEC") of any stop order or other orders relating to the Registration of the Preferred Stock, or in the event of the institution or intended institution of any action or preceding for that purpose. In the event that the SEC shall enter a stop order suspending or otherwise suspend the Registration of the Preferred Stock, Metropolitan will make every reasonable effort to obtain as promptly as possible the entry of an appropriate order setting aside such stop order or otherwise reinstate the Registration of the Preferred Stock.

         5.       REPRESENTATIONS AND WARRANTIES.

         Metropolitan represents and warrants to the Selling Agent that:

                  (a) The Registration Statement and the Prospectus comply as to form in all material respects with the Securities Act, and the rules and regulations of the SEC promulgated thereunder, accurately describe the operations of Metropolitan and do not contain any misleading or untrue statements of a material fact or omit to state a material fact which is necessary to prevent the statements therein from being misleading.

                  (b) Metropolitan is a corporation duly organized and validly existing under the laws of the State of Washington with full corporate power to perform its obligations as described in the Registration Statement, the Prospectus and herein.

                  (c) The Preferred Stock, when issued and sold pursuant to the terms hereof and of the Registration Statement, Prospectus and subscription agreements, and after receipt by Metropolitan of the purchase price thereof, will be legally issued, fully paid and nonassessable.

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                  (d)      This Agreement has been duly and validly authorized,
         executed, and delivered on behalf of Metropolitan and is a valid and binding agreement of Metropolitan in accordance with its terms.

         6.       INDEMNIFICATION.

         Metropolitan and the Selling Agent each (a) agree to indemnify and hold harmless the other (and each person, if any, who controls the other) against any loss, claim, damage, charge or liability to which the other or such charge or liability (or actions in respect thereof) (i) arises out of or is based upon any misrepresentation or breach of warranty of such party herein or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) which relates to or was supplied by such party, or (ii) arises out of or is based upon the omission or alleged omission to state therein a material fact relating to such party required to be stated therein or necessary to make the statements therein not misleading, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, and (b) agree to reimburse such other party (and any controlling persons) for any legal or other fees or expenses reasonably incurred in connection with investigating or defending any action or claim arising out of or based upon any of the foregoing.

         7.       FEES AND EXPENSES.

         Metropolitan will pay all expenses incurred in connection with the offering and sale of the Preferred Stock, including without limitation, fees and expenses of counsel, blue sky fees and expenses (including legal fees), printing expenses, and accounting fees and expenses; provided, however, that in the event of termination of the offering, Selling Agent will only be reimbursed for its actual, accountable, out-of-pocket expenses.

         The maximum commissions payable to the Selling Agent upon sale of the Preferred Stock shall be 6% of the amount of Preferred Stock actually sold.

         8.       PRIOR AGREEMENTS.

         This agreement shall not in any way affect, modify or change the terms of any Selling Agreements between the parties, except with respect to any prior Selling Agreement related to the Preferred Stock.

         9.       GOVERNING LAW.

         This Agreement shall be deemed to be made under and governed by the laws of the State of Washington.

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      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

                                        METROPOLITAN MORTGAGE &
                                        SECURITIES CO., INC.


                                        /s/ C. Paul Sandifur, Jr.
                                        ----------------------------------------
                                        C. Paul Sandifur, Jr.,  President


                                        METROPOLITAN INVESTMENT SECURITIES, INC.


                                        /s/ Reuel Swanson
                                        ----------------------------------------
                                        Reuel Swanson, Secretary